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                                                                 Exhibit 23.2(a)
                                                                 ---------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Newmont Mining Corporation of our report dated February 18, 2000, except for Note 19(a), as to which the date is May 12, 2000 and except for Note 19(b), as to which the date is November 21, 2000, relating to the financial statements, which appears on page 48 in Battle Mountain Gold Company's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
December 4, 2000